EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bridgeline Software, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael D. Prinn, Vice President of Finance and Chief Accounting Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and result of operations of the Company for the periods presented.

Date: December 5, 2012		/s/ Michael D. Prinn
	Name:	Michael D. Prinn
	Title:	Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.